As filed with the Securities and Exchange Commission on September 30, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROYCE GLOBAL VALUE TRUST, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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There are important actions that need to be taken with regard to your investment in Royce Global Value Trust, Inc. Our records indicate you have not voted your shares Your vote is required to approve the new investment advisory agreement1 Without your vote, Royce Global Value Trust, Inc. (the “Fund”) may be terminated2 If the Fund is terminated, there could be a meaningful loss of value as well as negative tax consequences for you You will no longer receive these mailings once you vote your shares The Leading Independent Proxy Advisory Firms Agree – Stockholders Should Vote “FOR” the New Investment Advisory Agreement with Royce on the WHITE Proxy Card Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have both recommended that the Fund’s stockholders vote “FOR” the approval of the new investment advisory agreement with Royce Investment Partners. ISS and Glass Lewis are the two leading independent proxy advisory firms. The vast majority of pension funds, mutual funds and other institutional shareholders around the world follow, or at least consider, the recommendations issued by ISS and Glass Lewis when making their voting decisions. Please note that you must vote before October 8, 2020 to ensure the Fund continues to operate and deliver the returns you rely on. Vote today using the enclosed form or below contact details! Your Vote is Important, No Matter How Many or How Few Shares You Own You can vote by internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Innisfree M&A Incorporated Stockholders Call Toll Free: (877) 825-8906 Banks and Brokers Call: (212) 750-5833 REMEMBER We urge you not to vote using any other colored proxy card as doing so will revoke your vote on the WHITE proxy card. 1 Due to the “change of control” that resulted from the combination of Legg Mason Inc. and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, that caused the Fund’s previous investment advisory agreement to terminate in accordance with its terms as required by applicable law. 2 If stockholders do not approve the agreement, the Fund may be forced to seek approval to liquidate. Liquidation could result in a meaningful loss of value for stockholders, particularly during this period of significant market volatility, as well as negative tax consequences.